FOR IMMEDIATE RELEASE:

Media Relations:	Investor Relations:

FastLane Communications	Wolfe Axelrod Weinberger Associates, LLC
Chris Faust	Donald C. Weinberger; Adam Lowensteiner
(973) 226-4379	(212) 370-4500; (212) 370-4505 fax
cfaust@fast-lane.net	don@wolfeaxelrod.com
adam@wolfeaxelrod.com

Onstream Media Corporation to Report Fiscal 2012

and Fourth Quarter Financial Results on January 15th

Management to Discuss Results, Recent Acquisition and Fiscal 2013 Outlook

in Conference Call on Wednesday, January 16th

POMPANO BEACH, FL – January 9, 2013 -- Onstream Media Corporation (OTCQB: ONSM), a leading online service provider of live and on-demand corporate audio and web communications and virtual event technology with integrated social media marketing tools, today announced that it anticipates releasing financial results for the fourth quarter and fiscal year ended September 30, 2012, and filing its Form 10-K with the Securities and Exchange Commission, after the close of trading on Tuesday, January 15, 2013.

Onstream’s leadership team will conduct a conference call at 4:30 p.m. ET on Wednesday, January 16, 2013, to discuss those financial results. During this teleconference, Mr. Randy Selman, President and Chief Executive Officer of Onstream and Mr. Robert Tomlinson, the company's Chief Financial Officer, will also discuss the company's recent acquisition of Intella2 as well as provide an outlook for fiscal 2013. The discussion will be followed by an open Q&A session.

“We are pleased to announce that Onstream achieved record consolidated revenues of approximately $18.2 million for fiscal 2012,” stated Selman. “We are also pleased to announce that Onstream’s cash provided by operating activities, before changes in current assets and liabilities, for fiscal 2012 exceeded the amount provided for fiscal 2011. We are looking forward to discussing the company’s full results in further detail on January 16th.”

Conference Call Details:

Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=91510 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=91510.

About Onstream Media:

Onstream Media Corporation (OTCQB: ONSM), is a leading online service provider of live and on-demand corporate audio and web communications and  virtual event technology with integrated social media marketing tools. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company's MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self-deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures, and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing, and Trade Show News Network (TSNN). For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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